UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): May 15, 2006
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33912

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 15, 2006, Chico’s FAS, Inc. and its subsidiaries (the “Company”) entered into the First Amendment (the “Amendment”) to Second Restated Revolving Credit Loan Agreement dated as of May 15, 2006 (the “Agreement”) with Bank of America, N.A. (the “Lender”). The Amendment changes the provisions of the Agreement relating to the manner in which the credit facility maturity date is extended on a rolling basis, with the then current maturity date of June 1, 2006 being initially extended to June 1, 2008, with future extensions occurring year by year by adding a year to the credit term as each year of the credit term expires and with certain rights of the Company to terminate the facility early without cause. In addition, the Amendment confirms the addition of a subsidiary of the Company as an additional obligor under the credit facility.
     The foregoing description of the provisions of the Amendment is qualified in its entirety by reference to the full and complete terms of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits:
Exhibit 10.1 First Amendment to Second Restated Revolving Credit Loan Agreement, effective as of May 15, 2006

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: May 16, 2006	By:	/s/ Michael J. Kincaid
Michael J. Kincaid, Senior Vice President —
Finance and Chief Accounting Officer and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 10.1	First Amendment to Second Restated Revolving Credit Agreement, effective as of May 15, 2006